Exhibit 10.1
FIFTH AMENDMENT TO THE
ST. JOE COMPANY DEFERRED CAPITAL ACCUMULATION PLAN
(As Amended and Restated Effective January 1, 2002)
Pursuant to Section 9.1 of The St. Joe Company Deferred Capital Accumulation Plan (as Amended and Restated Effective January 1, 2002) (hereinafter the “Plan”), said Plan is hereby amended effective May 12, 2008:
1.	The first paragraph of Section 4.1 of the Plan is amended by adding the following sentence after the second sentence:

“Notwithstanding the foregoing, an eligible Employee or Participant must file a Deferral Election Agreement with the Plan Administrator by June 30, 2008 in order to defer bonus compensation earned in 2008 and payable in 2009.”

2.	In all other respects not amended, the Plan is hereby ratified and confirmed.
IN WITNESS WHEREOF, The St. Joe Company has caused this Amendment to be executed, effective as of the date first set forth above, by its duly authorized officer.

THE ST. JOE COMPANY
Dated: June 1, 2008	By:	/s/ Rusty Bozman
Rusty Bozman
Vice President - Human Resources